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                                                                   EXHIBIT 99.02



                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated. Earnings represent consolidated earnings before income taxes and fixed charges. Fixed charges consist of interest and that portion of rental expense deemed representative of the interest factor for such rental expense. The Company had no capitalized interest for the periods presented.

                                                                 Six Months
                                                                    Ended
                                        Years Ended December 31,  June 30,
                                        ------------------------ ----------
                                        1993 1994 1995 1996 1997  1997 1998
                                        ---- ---- ---- ---- ---- ----- ----
Ratio of earnings to fixed charges(1).. 12.8 12.9 13.3 13.6 14.2  14.5 14.2
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(1) Fixed charges do not include the amount of fixed charges associated with obligations insured by MBIA Corp. All data retroactively adjusted to reflect the mergers with CapMAC and 1838.